STRUCTURING FEE AGREEMENT

__________, 2017

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

This agreement (the “Agreement”) is between The Dreyfus Corporation (including any successor or assign by merger or otherwise, the “Company”) and UBS Securities LLC (“UBS”) with respect to Dreyfus Alcentra Global Credit Income 2024 Target Term Fund, Inc. (the “Fund”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement, dated _________, 2017, between the Fund, the Company, Alcentra NY, LLC and the underwriters named in Exhibit A thereto (the “Underwriting Agreement”).

1. Fee. In consideration of certain financial advisory services that UBS has provided to the Company in assisting the Company in structuring, designing and organizing the Fund as well as services related to the sale and distribution of the Securities of the Fund (the “Offering”), it being understood that the ultimate decision with respect to the structure, design and organization of the Fund shall rest with the Company, the Company shall pay a fee to UBS calculated at ___% of the aggregate price to the public of the Securities sold by UBS in the Offering equal to $_____ (the “Fee”). The Fee shall be paid on or before _________, 2017 or as otherwise agreed to by the parties.

2. Notwithstanding Paragraph 1, in the event that the Company (or the Fund or any person or entity affiliated with the Company or the Fund or acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any other broker or dealer listed on Exhibit A of the Underwriting Agreement (each, an “Other Broker”) for any services or otherwise in connection with the Offering or with respect to the Fund or its Securities (excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the Underwriting Agreement), whether such compensation be denominated a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker’s “Other Compensation”), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to UBS hereunder, expressed as a percentage of the aggregate price to the public of the Securities sold by UBS in the Offering (including any Securities over-allotted by UBS in the Offering regardless of whether the over-allotment option in the Offering is exercised), is no less than the Other Compensation, expressed as a percentage of the aggregate price to the public of the Securities sold by such Other Broker in the Offering (including any Securities over-allotted by such Other Broker in the Offering regardless of whether the over-allotment option in the Offering is exercised). This Paragraph 2 will not apply to any Other Compensation paid to Wells Fargo Securities, LLC, who is designated as the lead manager in the Offering.

3. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Securities having been delivered and paid for. Notwithstanding the foregoing, Sections 4, 5, 8, 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

4. Indemnification. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

5. Confidential Advice. Except as provided below (after consultation with, and approval (not to be unreasonably withheld) as to form and substance by, UBS and its counsel), none of (a) the name of UBS, (b) any advice rendered by UBS to the Company, or (c) the terms of this Agreement (but not the existence of this Agreement) or any communication from UBS, each in connection with the services performed by UBS pursuant to this Agreement, will be quoted or referred to orally or in writing, or in the case of (b) and (c), reproduced or disseminated, by the Company or any of its affiliates or any of its agents (not including for these purposes any underwriter party to the Underwriting Agreement or their affiliates or agents), without UBS’ prior written approval, except (i) the Company may disclose the foregoing to any regulatory authority in response to a regulatory proceeding, process, inquiry or request provided the Company shall give UBS prompt notice thereafter of such request and disclosure if, in the view of Company counsel and regulatory authority, it is legally able to do so, (ii) to the extent otherwise required by law, judicial process or applicable regulation (after consultation with, and approval (not to be unreasonably withheld) as to form and substance by UBS and its counsel, unless such consultation is prohibited by law, order or regulation) and (iii) on a confidential need-to-know basis, to the Fund and its officers and directors and their legal counsel, auditors and other advisers. This confidentiality provision will terminate eighteen (18) months from the date first written above. The foregoing confidentiality restrictions will not apply to any information that becomes publicly available through no fault of the Company.

6. Information. The Company recognizes and confirms that UBS (a) has used and relied primarily on the information provided by the Company and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Fund.

7. Not an Investment Adviser. The Company acknowledges that UBS has not provided any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. The Company acknowledges and agrees that UBS has been retained to act solely as an adviser to the Company, and the Company’s engagement of UBS pursuant to this Agreement is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Company or the Fund) not a party hereto as against UBS or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. UBS has acted as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement under this Agreement shall be owed solely to the Company.

8. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers). For the avoidance of doubt, and subject to Paragraph 1 hereof, it is acknowledged and agreed that the Company may pay compensation of any kind to any other person for services the same as, or similar to, the services provided by UBS hereunder.

9. Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

10. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

11. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and UBS consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

12. Successors and Assigns. This Agreement shall be binding upon the Company and UBS and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or UBS’ respective businesses and/or assets.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

This Agreement shall be effective as  of the date first written above.

THE DREYFUS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page – Structuring Fee Agreement]

Indemnification Agreement

_________, 2017

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

In connection with the engagement of UBS Securities LLC (“UBS”) to advise and assist the undersigned (including any successor or assign by merger or otherwise, the “Company”) with the matters set forth in the Structuring Fee Agreement, dated _________, 2017, between the Company and UBS (the “Agreement”), in the event that UBS becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, the Company agrees to indemnify, defend and hold UBS harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and reasonable expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, bad faith or willful misconduct of UBS. In addition, in the event that UBS becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse UBS for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS in connection therewith. The indemnification provided hereunder shall be limited to the services provided by UBS pursuant to the Agreement and shall not extend to any losses, claims, damages or liabilities related to, arising out of, or in connection with the Underwriting Agreement, dated _________, 2017, by and among the Fund, the Company, Alcentra NY, LLC and each of the underwriters named therein. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and UBS, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which UBS has been retained to perform financial services bears to the fees paid to UBS under the Agreement; provided that, in no event shall the Company contribute less than the amount necessary to assure that UBS is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS, on the other hand. Notwithstanding the provisions of this paragraph, UBS shall not be entitled to contribution from the Company if it is determined by a court of competent jurisdiction, in a judgment that has become final in that it is no longer subject to appeal or other review, that UBS was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS is an actual or potential party to such Proceeding, without UBS’ prior written consent. For purposes of this Indemnification Agreement, UBS shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither UBS nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS’ engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence, bad faith or willful misconduct of UBS or any of its affiliates, directors, agents, employees or controlling persons in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST UBS OR ANY INDEMNIFIED PARTY. EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF UBS AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON UBS OR THE COMPANY, RESPECTIVELY, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH SUCH PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS’ engagement. This Indemnification Agreement shall be binding upon the Company and UBS and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or UBS’ respective businesses and/or assets. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

[Signature Page Follows]

Very truly yours,

THE DREYFUS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page –Indemnification Agreement]